Exhibit 1A-6B(i)

EXHIBIT A ASSIGNMENT For good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned hereby sells, grants, assigns and sets over unto Opening Night Enterprises, LLC and its successors and assigns (hereinafter collectively referred to as "Purchaser") the "Rights" as defined in the agreement (the "Musical Option and Purchase Agreement") referred to below, with respect to the option and purchase of certain rights as described herein in and to a certain dramatico-musical play (the "Play"), which was written and composed by Ronve' J Kyle Manzay & Jevares Myrick, which such Play written and composed by the undersigned, including all contents thereof, all present adaptations and versions thereof, and the theme, title, and characters thereof, and in and to the copyright thereof and all renewals and extensions of such copyright. This Assignment shall exist as Exhibit A to the Musical Option and Purchase Agreement and is hereby incorporated therein and made a part thereof by this reference. The undersigned and Purchaser have entered into a formal Musical Option and Purchase Agreement dated as of September 30, 2020 relating to the transfer and assignment of the foregoing rights in and to said Play, which rights are more fully described in said Musical Option and Purchase Agreement, and this Assignment is expressly made subject to all of the terms, conditions and provisions contained in said Musical Option and Purchase Agreement. In witness whereof, the undersigned have executed this Assignment as of the /3.14 day of OCA".0)7e -0 Jevares Myrick I MUSICAL OPTION & PURCH. AGREEMENT - OPENING NIGHT ENTERPRISES, LIC/O'DANIEL, MANZAY, MYRICK/ONCE UPON A RHYME n il Ir SUBSCRIBED AND SWORN TO BEFORE ME TODAY JO l it DR. CHRIS CASTIL N2 31-5012537 Comm. Exp. on June 15, .2-°7-3 Notary Public, State of NY STATE OF Al Qualified in Bronx County )ss Cert Filed in NY Cnyntv COUNTY OF "-V ) On 10/ 13/2-°2-49 , before me, the undersigned, a Notary Public in and for the said State, personally appeared) Kv/e. fflanzetyknown to me personally or proved to me on the basis of satisfactory evidence to be the person whose nanie is subscribed to the within instrument, and acknowledged to me that (s)he executed the same. WITNESS my hand and official seal. Notary Pub is in and for said County and State MUSICAL OPTION & PURCH. AGREEMENT - OPENING NIGHT ENTERPRISES, LLC/O'DANIEL, MANZAY, MYRICK/ONCE UPON A RHYME